U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2009

DYNAMIC RESPONSE GROUP, INC

(Exact name of registrant as specified in charter)

Florida	000-28201	52-2369185
(State or jurisdiction of Incorporation or organization)	(Commission File Number Identification No.)	(I.R.S. Employer)

4770 Biscayne Boulevard, Suite 780, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-576-6889

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 19, 2009, Dynamic Response Group, Inc. (the “Company”) filed a Definitive Information Statement on Schedule 14C (“Information Statement”) announcing the approval of two amendments to the Company’s Articles of Incorporation: (i) to increase its authorized common stock and preferred stock (the “Increase Amendment”); and (ii) an amendment to effect a 100 for one reverse stock split (the “Reverse Amendment”) all as described in greater detail in the Information Statement which was mailed to the shareholders of the Company on May 20, 2009.

Amendment to Increase the Company’s Authorized Common and Preferred Stock

On June 10, 2009, the Company filed the Increase Amendment increasing its common stock from 100,000,000 shares to 250,000,000 shares and its preferred stock from 10,000,000 shares to 50,000,000 shares. A copy of the Increase Amendment, as filed with the Florida Secretary of State, is filed as an exhibit to this Current Report on Form 8-K. All disclosures regarding the increase in the Company’s authorized common stock and preferred stock set forth in this Current Report on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the Increase Amendment.

As a result of filing the Increase Amendment, 8,300,749 shares, being all of the issued and outstanding shares of the Company’s Series A Preferred Stock, automatically converted into shares of the Company’s common stock at a rate of one for twelve, or an aggregate of 99,608,988 shares of common stock. The converted Series A Preferred shares resumed the status of authorized shares of preferred stock without differentiation as to series and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law. Additional details regarding terms and conditions of the Series A Preferred shares are provided in the related Current Report on Form 8-K previously filed by the Company on December 12, 2008, as amended on January 16, 2009, as well as the Information Statement. The Company’s Series A Preferred Certificate of Designations was filed as an exhibit with our December 12, 2008 Form 8-K and is incorporated by reference.

The following table contains information regarding beneficial ownership of our common stock held by persons known by the Company who beneficially own or control more than 5% of the Company’s outstanding common stock, its directors, named executive officers, and all of its directors and officers as a group. Except as otherwise indicated, the address of each party is c/o Dynamic Response Group, Inc., 4770 Biscayne Boulevard, Suite 780, Miami, Florida 33137. The information below is based upon a list of shareholders as of June 10, 2009 holding 189,796,258 shares of common stock (90,187,270 shares outstanding plus 99,608,988 shares issued upon effectiveness of the Increase Amendment). At that date, approximately 67% of the Company’s outstanding shares of common stock were held by CEDE & Co., which is accounted for as a single shareholder of record for multiple beneficial common stock owners. CEDE & Co. is a nominee of the Depository Trust Company, with respect to securities deposited by participants with the Depository Trust Company, e.g., mutual funds, brokerage firms, banks, and other financial organizations.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Melissa K. Rice	54,013,646	28.46%
Common	Patrice Kawas	46,180,992	24.33%
Common	Reno R. Rolle (1)	3,425,000	1.80%

	officers and directors as a group (2 individuals)	57,438,646	30.26%

(1)	Mr. Rolle became a director of the Company on December 3, 2008 and is entitled to receive 750,000 shares of common stock annually as compensation for his services as director. These shares have not been issued. Mr. Rolle, as a 53.5% partner of Synergy I.P. Group, LLC, is also entitled to receive an aggregate of 2,675,000 options to purchase common stock of the Company pursuant to a May 2008 manufacturing and marketing agreement between Synergy I.P. Group, LLC and the Company. Of the 2,675,000 options, 535,000 options vested in May 2008 and may be exercised at $0.05 per share; 1,070,000 options vest upon satisfaction of performance benchmarks in connection with manufacturing and marketing agreement at an exercise price of $0.12 per shares; and the balance of 1,070,000 options vest upon satisfaction of further performance benchmarks at an exercise price of $0.25 per share. As of the date of this Information Statement, neither Synergy nor Mr. Rolle have exercised any options. Mr. Rolle disclaims beneficial ownership in and to the aggregate 2,325,000 options that may be acquired by the other partners of Synergy.

Amendment to Effect the Reverse Stock Split

On June 11, 2009 the Company filed the Reverse Amendment to effect the reverse stock split. Effective June 11, 2009 (the “Effective Date”), every holder of record of the Company’s common stock is entitled to receive one share of new common stock in exchange for every 100 shares held by such shareholder immediately prior to the Effective Date. No fractional shares will be issued in connection with the reverse split and any fractional share will be rounded to the next whole share.

As provided in the Information Statement, as soon as practicable after the Effective Date, shareholders will receive a transmittal letter from our transfer agent, Transfer Online, Inc., which will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with a properly completed and executed letter of transmittal, to the transfer agent. The Company intends to treat shareholders holding common stock in “street name” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name”; however, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. Shareholders who hold their shares with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their bank, broker or nominee. Shareholders should not submit any certificate(s) until requested to do so. A copy of the Reverse Amendment, as filed with the Florida Secretary of State, is filed as an exhibit to this Current Report on Form 8-K. All disclosures regarding the reverse stock split set forth in this Current Report on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the Reverse Amendment.

As a result of filing the Reverse Amendment, the total number of shares of the Company’s common stock outstanding on the Effective Date was reduced from 189,796,258 shares to approximately 1,897,963 shares outstanding. As of the Effective Date, there are no shares of preferred stock outstanding. The following table sets forth the beneficial ownership (officers and directors and holders of 5% or greater) of the Company’s common and preferred stock prior to the reverse split and following the reverse split based on 189,796,258 shares outstanding as of the Effective Date.

Title of Class	Name and Address of Beneficial Owner	No. Common Shares Prior to Reverse Split	Percent of Common Issued and Outstanding Prior to Reverse Split	No. Common Shares Following 100:1 Reverse Split	Percent of Common Issued and Outstanding Following 100:1 Reverse Split
Common	Melissa K. Rice	54,013,646	28.46%	540,136	28.46%
Common	Patrice Kawas	46,180,992	24.33%	461,810	24.33%
Common	Reno R. Rolle	3,425,000	1.80%	34,250	1.80%

	officers and directors as a group (2 individuals)	57,438,646	30.26%	574,386	30.26%

In connection with the reverse stock split, the Company has obtained a new CUSIP number and made application to the OTC Bulletin Board for a new symbol. The new CUSIP number for the Company’s common stock is 26800M 207. No new trading symbol has been assigned as of this date and, until such time as a new trading symbol is assigned, the Company will continue to trade on the OTCBB under its existing symbol of “DRGP”.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1(a)	Amendment to Articles of Incorporation to Designate the Rights, Preferences and Obligations of Series A Preferred Stock, as filed with the Florida Secretary of State on December 10, 2008 (1).

3.1(b)	Amendment to Articles of Incorporation to increase the authorized capital of the Company, as filed with the Florida Secretary of State on June 10, 2009.

3.1(c)	Amendment to Articles of Incorporation to effect 100:1 reverse stock split, as filed with the Florida Secretary of State on June 11, 2009.

(1)	Filed as an exhibit to Form 8-K on December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC RESPONSE GROUP, INC.

Date: June 12, 2009	/s/ Melissa K. Rice
Melissa K. Rice Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1(b)	Amendment to Articles of Incorporation to increase the authorized capital of the Company, as filed with the Florida Secretary of State on June 10, 2009.

3.1(c)	Amendment to Articles of Incorporation to effect 100:1 reverse stock split, as filed with the Florida Secretary of State on June 11, 2009.